The securities in the form of Common Stock of Oban Mining, Inc. have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities laws, and are being issued in reliance upon an exemption from the registration requirements of the Securities Act provided by Regulation S promulgated thereunder. Such securities cannot be sold, transferred, assigned, or otherwise disposed of, except in accordance with provisions of Regulation S, pursuant to an effective registration statement under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act, and applicable state securities laws. Hedging transactions involving the securities may not be conducted unless in compliance with the Securities Act.

SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is dated for reference the 30th day of October 10, 2003 between Oban Mining Inc., a company incorporated under the laws of the State of Nevada (the "Company"), Ikona Gear International, Inc., a company incorporated under the laws of the State of Nevada ("Ikona"), and the undersigned shareholder of Ikona (the "Undersigned").

WHEREAS:
A.	The Undersigned owns that number Ikona Shares as set out next to his/her/its name on the execution page of this Agreement;
B.	The Company desires to acquire all of the issued and outstanding common stock of Ikona in exchange for Shares of the Company, subject to the terms set forth in this Agreement; and
C.	The Undersigned proposes to exchange all of his/her/its shares in the capital of Ikona for Shares of the Company.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

1       INTERPRETATION

1.1       Definitions: In this Agreement and in any schedules and amendments, the following terms shall have the meanings set forth below unless the context otherwise requires:
a.	"Agreement" means this Agreement including the Schedules attached as the same may be amended or supplemented from time to time;
b.	"Closing" means the completion of the sale and purchase of the Ikona Shares as provided for in this Agreement;
c.	"Closing Date" means October 31, 2003 or such earlier or later date as determined by Ikona and the Company;
d.	"Effective Date" means October 31, 2003;
e.	"Encumbrances" means and includes, whether or not registered or recorded, any and all:
i.

mortgages, assignments of rent, liens, licences, leases, charges, security interests, hypothecs, and pledges whether fixed or floating against property (whether real, personal, mixed, tangible or intangible), or conditional sales contracts or title retention agreements or equipment trusts or financing leases relating thereto, or any subordination to any right or claim of others in respect thereof;

ii.

claims, interests and estates against or in proper (whether real, personal, mixed, tangible or intangible) including easements, rights-of-way servitudes or other similar rights in property granted to or reserved or taken by any person or any governmental body or authority;

	iii.	any option, or other right to acquire, or acquire any interest in, any property; and
	iv.	other encumbrances of whatsoever nature and kind against property (whether real, personal, mixed, tangible or intangible);
f.	"Exchange Shares" means the Shares issued by the Company in exchange for Ikona Shares.
g.	"Ikona Shares" means that number of shares of the common stock, $0.00001 par value, of Ikona that is set out opposite the Undersigned's name on the execution page hereof;
h.	"Person" means an individual, a corporation, a partnership, a trust, an unincorporated organization or a government agency or instrumentality;
i.	"Place of Closing" means the offices of DuMoulin Boskovich, 1800-1095 West Pender Street, Vancouver, BC Canada;
j.	"SEC" means the United States Securities and Exchange Commission;
k.	"Shares" means shares of common stock, $0.00001 par value, of the Company;
l.	"Timing of Closing" means 10:00 a.m. (Pacific Standard Time) on the Closing Date;
m.	"U.S. Exchange Act" means the United States Securities Exchange Act of 1934, as amended; and
n.	"U.S. Securities Act" means the United States Securities Act of 1933, as amended.

 1.2       Division, Headings, Index: The division of this Agreement into sections, subsections and paragraphs and the insertion of headings and any index provided are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3       Gender and Number: Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include both genders.

1.4       Currency: All dollar amounts referred to in this Agreement are stated in United States of America currency, unless otherwise expressly stated.

2       SHARE EXCHANGE

2.1       Share Exchange: On the Closing Date and subject to the terms and conditions contained in this Agreement, the Undersigned shall sell, assign and transfer and deliver to the Company all of the Ikona Shares owned by the Undersigned and in exchange therefor, the Company shall issue to the Undersigned one and one-quarter (1.25) Exchange Shares for each Ikona Share exchanged. The parties mutually agree that the total fair market value of the Exchanged Shares to be issued to the Undersigned is equal to the total fair market value of the Ikona Shares being exchanged. As Closing, the Company shall deliver certificates evidencing the Exchange Shares as set forth in Section 2.2 of this Agreement.

2.2       Transfer of Ikona Shares. Subject to and concurrently with the Closing of the Reorganization Agreement, as defined below, the Undersigned irrevocably and unconditionally transfers and assigns all of the Undersigned's right, title and interest to the Ikona Shares to Oban. The Undersigned represents and warrants that the Undersigned has never been tendered or delivered a Certificate representing the Ikona Shares and that the Ikona Shares have and are uncertificated as of the date of this Agreement. The Undersigned has not sold, assigned, pledged, transferred, deposited under any agreement or hypothecated such Ikona Shares or any interest therein; and no person, firm, corporation, agency or government has or has asserted any right, title, claim, equity or interest in, to or respecting such Ikona Shares. The Undersigned agrees to indemnify, defend and hold harmless the Company, and any person, firm or corporation acting as its transfer agent, registrar or trustee or in any other capacity and also any successors in any such capacities from and against any and all liability, loss, damage or expense in connection with or arising out of their reliance upon the representations and warranties contained herein.

2.3       Company Shares: The Undersigned directs the Company to deliver to Laith Nosh at Closing share certificates representing the Exchange Shares in the amount of 1.25 times that number of Ikona Shares shown below or opposite, as the case may be, the Undersigned's name on the execution page of this Agreement with the Exchange Shares to be registered in the name of the Undersigned.

2.4       Effective Date: Notwithstanding the Closing Date, all transactions contemplated in this Agreement will be effective on the Effective Date and all income from the business of Ikona will accrue to the benefit of the Company from the Effective Date.

2.5       Agreement and Plan of Reorganization. The agreements contained herein and the exchange by the Undersigned of the Ikona Shares for the Exchange Shares is, in all respects, subject to the terms and conditions of that certain Agreement and Plan of Reorganization by and between Ikona and the Company dated as of September 30, 2003 (the "Reorganization Agreement"). The Undersigned acknowledges that he, she or it has been provided with a copy of the Reorganization Agreement and that the Undersigned has read, understands and accepts the terms and conditions contained therein. The parties agree that this Share Exchange Agreement is given as part of and shall be deemed integrated with the transactions provided for or contemplated by the Reorganization Agreement and the covenants, representations and warranties of the respective parties in the Reorganization Agreement shall be deemed merged with and into this Share Exchange Agreement as if fully set forth herein.

3       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLING SHAREHOLDER

       The Undersigned represents and warrants to the Company and Ikona as follows and acknowledges that the Company is relying upon such representations and warranties in connection with the exchange of the Ikona Shares for the Exchange Shares:

3.1       Individual Authority: The Undersigned has the legal capacity, power and authority to hold the Ikona Shares to be owned by him on the Closing Date, to enter into this Agreement and to transfer the legal and beneficial title and ownership of the Ikona Shares free of Encumbrances.

3.2       Shareholder Questionnaire: The Undersigned shall deliver to the Company a duly completed and executed Shareholder Questionnaire, attached as Schedule A to this Agreement.

3.3       Delivery of Documents: The Undersigned shall deliver to the Company all necessary transfers, assignments and other documentation to transfer to the Company the Ikona Shares owned by him with good and marketable title, free of Encumbrances and without any right of set-off.

4       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

       The Company represents, warrants and covenants to and with the Undersigned's as follows and acknowledges that the Undersigned is relying upon such representations, warranties and covenants in connection with the exchange of the Ikona Shares for the Exchange Shares:

4.1       Corporate Status and Authority: The Company is a valid and subsisting corporation, duly incorporated and in good standing under the law of the State of Nevada, and is duly qualified and authorized to carry on its businesses as they are presently carried on and is in good standing as a foreign corporation and is duly qualified and authorized to carry on business in each jurisdiction in which the character of its properties or the nature of its businesses made such qualification or authorization necessary and has all requisite power and authority to carry on its business as it is now carried on and to own, lease and operate its properties and assets.

4.2       Authorization: The Company has full corporate power, capacity and authority to enter into this Agreement on the terms and conditions hereof and all necessary corporate acts have been performed in order to authorize this Agreement.

4.3       Regulatory Approval: The Company has complied and will comply fully with the requirements of all applicable corporate and securities laws in relation to the issue of the Exchange Shares on the exchange of the Ikona Shares (subject to the accuracy of the representations of the Undersigned contained herein). The entering into and performance of this Agreement and the transactions contemplated herein will not result in the violation of any of the terms and provisions of the articles of incorporation, bylaws or other constating documents of the Company, any shareholders' or directors' resolution or of any indenture or other agreement, written or oral, to which the Company may be a party or by which the Company may be bound or to which it may be subject or any judgment, decree, order, rule or regulation of any court or administrative body by which the Company is bound or to the knowledge of the Company, any statute or regulation applicable to the Company.

4.4       Share Transfer Restrictions: No order ceasing or suspending trading in securities of the Company nor prohibiting the sale of such securities has been issued to the Company or its directors, officers or promoters or to any other companies that have common directors, officers or promoters and no investigations or proceedings for such purposes are pending or threatened in writing by an officer or official of a competent authority.

4.5       Fully Paid Shares: Upon completion of the transactions contemplated in this Agreement, the Exchange Shares issued by the Company to the Undersigned will be fully paid and non-assessable shares of the common stock of the Company, and clear of all restrictions on transfer (other than restrictions under applicable securities laws or as otherwise contemplated in this Agreement), liens, charges and encumbrances.

4.6       Quotation: The Company's Shares are quoted on the NASD's OTC Bulletin Board ("NASD OTCBB") and, prior to the Closing, the Company will do all necessary acts and things to maintain the quotation of the Company's Shares on the NASD OTCBB. The Company has not received notice from NASD or the SEC that the Company's Shares are ineligible for quotation on the NASD OTCBB.

5       CONDITIONS OF CLOSING

5.1       Conditions of Closing in Favour of the Company: The obligation of the Company to complete the exchange of the Ikona Shares for the Exchange Shares is subject to the following terms and conditions for the exclusive benefit of the Company, to be fulfilled or performed at or prior to the Time of Closing or waived in whole on in part by the Company at its sole discretion without prejudice to any rights that the Company may otherwise have:

       (a)       Representations and Warranties: The representations and warranties of the Undersigned contained in this Agreement shall be true and correct in all material respects at the Time of Closing, with the same force and effect as if such representations and warranties were made at and as of such time;

       (b)       Covenants: All of the covenants and agreements of the Undersigned and all other terms of this Agreement to be complied with or performed by the Undersigned at or before the Time of Closing shall have been complied with or performed;

       (c)       Shareholder Questionnaire: The Undersigned has delivered to the Company a Shareholder Questionnaire in the form attached as Schedule A to this Agreement that is satisfactory to the Company;

       (d)       Regulatory Consents: There shall have been obtained, from all appropriate federal and state or other governmental or administrative bodies or stock exchanges, such licences, permits, consents, approvals, certificates, registrations and authorization as are required to permit the change of ownership of the Ikona Shares and the transactions as contemplated herein;

       (e)       Shareholder Participation: The Company has entered into Share Exchange Agreements whereby on closing such agreements, the Company will own 80% of the issued common stock of Ikona.

If any of the conditions contained in this Subsection 5.1 shall not be performed or fulfilled at or prior to the time of closing to the satisfaction of the Company, acting reasonably, the Company may, by notice to the Undersigned, terminate this Agreement and the obligations of the Undersigned, the Company under this Agreement, provided that the Company may also bring an action against the Undersigned for damages suffered by the Company where the non-performance or non-fulfillment of the relevant condition is as a result of a breach of covenant, representation or warranty (as the same may be modified by a notice) by the Undersigned. Any such condition may be waived in whole or in part by the Company without prejudice to any claims it may have for breach of covenant, representation or warranty.

5.2       Conditions of Closing in Favour of the Undersigned: The exchange of the Ikona Shares for the Exchange Shares is subject to the following terms and conditions for the exclusive benefit of the Undersigned to be fulfilled or performed at or prior to the Time of Closing:

       (a)       Representations and Warranties: The representations and warranties of the Company contained in this Agreement shall be true and correct at the Time of Closing, with the same force and effect as if such representations and warranties were made at and as of such time;

       (b)       Covenants: All of the terms, covenants and conditions of this Agreement to be complied with or performed by the Company at or before the Time of Closing shall have been complied with or performed.

If any of the conditions contained in this Subsection 5.2 shall not be performed or fulfilled at or prior to the Time of closing to the satisfaction of the Undersigned, acting reasonably, the Undersigned may, by notice to the Company, terminate this Agreement and the obligations of the Undersigned and the Company under this Agreement, provided that the Undersigned may also bring an action against the Company for damages suffered by the Undersigned where the non-performance or non-fulfillment of the relevant condition is as a result of a breach of covenant, representations or warranty by the Company. Any such condition may be waived in whole or in part by the Undersigned without prejudice to any claims they may have for breach of covenant, representation or warranty.

5.3       Parties' Efforts: The parties shall use reasonable commercial efforts to satisfy the conditions contained in Section 5.

6        GENERAL MATTERS

6.1       Governing Law and Arbitration: This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the rules of the American Arbitration Association which rules are deemed to be incorporated by reference into this clause. The number of arbitrators shall be one. The place of arbitration shall be Vancouver, British Columbia. The parties expressly waive and forego any right to punitive, exemplary or other similar damages unless an applicable statute requires the award of such damages or that compensatory damages be increased in a specified manner. This provision is not intended to apply to any award of arbitration costs to a party to compensate for dilatory or bad faith conduct in the arbitration pursuant to this paragraph. The prevailing parties shall also be entitled to an award of reasonable attorney's fees.

6.2       Entire Agreement: Except as may be otherwise expressly agreed between the parties in writing, this Agreement constitutes the entire agreement between the parties pertaining to the subject matter and there are no oral statements, warranties, representations or other agreements between the parties in connection with the subject matter except as specifically set forth or referred to herein. No amendment, waiver or termination of this Agreement shall be binding unless executed in writing by the party or parties to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

6.3       Assignment: The Undersigned will not assign their interests in this Agreement without prior written consent of the Company. Prior to shares exchange, the Company may not assign its interests in this Agreement without prior written consent of the Undersigned.

6.4      Confidential Information: The Company and the Undersigned covenant to hold in strict confidence all information obtained in connection with the transactions which are the subject matter of this Agreement. If the transactions, which are the subject matter of this Agreement, are not completed, this covenant shall continue in full force and effect. All confidentiality obligations of the Company with respect to the Undersigned, shall cease upon Closing. Notwithstanding the Closing, the Undersigned covenants to maintain as confidential all confidential information respecting the Company in the Undersigned's possession prior to Closing and all information obtained in connection with the transactions which are the subject matter of this Agreement including all information concerning the Company other than information provided to the Undersigned's personal advisers for the purpose of filing personal tax returns and other similar matters and other than as may be required to be disclosed by law and other than information that becomes generally available to the public other than as a result of a disclosure by the Undersigned or his representatives.

6.5       Non-Waiver: No investigations made by or on behalf of the Company at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representations or warranties made herein or pursuant hereto. No investigations made by or on behalf of the Undersigned at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representations or warranties made herein or pursuant hereto.

6.6       Expenses: All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense. The Company shall not bear any legal, accounting or other costs incurred by the Undersigned.

6.7       Notices: Any notice or other communication required or permitted to be given hereunder shall be in writing and delivered or sent by overnight mail, overnight delivery or telefax and, if telefaxed, shall be deemed to have been received on the next Business Day following transmittal and acknowledgment of receipt by the recipient's telefax machine or if delivered by hand shall be deemed to have been received at the time it is delivered. Notices addressed to an individual shall be validly given if left on the premises indicated below. Notice of change of address shall also be governed by this Subsection 6.7. Notices shall be delivered or addressed as follows:
(a)	If to the Company:
.	Oban Mining Inc
210-580 Hornby Street
Vancouver, BC
V6C 3B6
(b)	If to the Undersigned, at the address set forth on the execution page of this Agreement.
With copies to:
Clifford L. Neuman, P.C.
1507 Pine Street
Boulder, Colorado 80302
Attention: Clifford Neuman, Esq.

Any party may give written notice of change of address in the same manner, in which event such notice shall thereafter be given to it as above provided at such changed address.

6.8       Time of the Essence: Time shall be of the essence of this Agreement.

6.9       Further Assurances: Each of the parties hereto agrees promptly to do, make, execute, deliver or cause to be done, made, executed or delivered at their own expense all such further acts, documents and things as the other party hereto may reasonably require for the purpose of giving effect to this Agreement whether before or after the Closing.

6.10      Severability: If any covenant, obligation or agreement of this Agreement, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such covenant, obligation or agreement to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each covenant, obligation and agreement of this Agreement shall be separately valid and enforceable to the fullest extent permitted by the law.

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6.11      Counterparts: This Agreement may be executed in any number of counterparts, each of which when delivered shall be deemed to be an original and all of which together shall constitute one and the same document. A signed facsimile or telecopied copy of this Agreement shall be effectual and valid proof of execution and delivery.

        IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first hereinabove written.

If Undersigned is an Individual:
SIGNED, SEALED AND DELIVERED by in the presence of :	) )
___________________________________	) ) )	Shareholder Signature ___________________________________
Witness Signatur ___________________________________	) ) )	Print Name __________________________________
Print Name	)	Residential Address
) )
Address ___________________________________	)	Number of Shares of Ikona Gear International, Inc. Held by Shareholder _____________________________________

If Undersigned is a Corporate Entity:
___________________________________	) )
Print Name of Corporate Entity ___________________________________	) ) )	Number of Shares of Ikona Gear International, Inc. Held by Shareholder ___________________________________
Authorized Signatory ___________________________________	) ) )	___________________________________
Print Name and Title	)
___________________________________	) )	___________________________________
Corporate Address	)

IKONA GEAR INTERNATIONAL, INC. Per:	OBAN MINING INC. Per:
Laith Nosh President and Director	Richard Achron President and Director